                                                                   EXHIBIT 10.12

                                                       1585 CHARLESTON ROAD
                                                       P.O. BOX 7900
                                                       MOUNTAIN VIEW CA
                                                       94039-7900
                                                       PHONE 415 961.4400
                                                       FAX 415 961.3769
     August 5, 1994



     Mr. William S. Wood
     PEERLESS SYSTEMS CORP.
     2381 Rosecrans Avenue
     El Segundo, CA 90245

     Re:  PCL Development and License Agreement dated June 14, 1993


     Dear Bill,

     This letter confirms the revised Milestone Payments and new Engineering Fees that Peerless and Adobe previously agreed to verbally regarding completion of the PCL5e development project described in the above Agreement.


     Milestone Payments
     ------------------

     To date, Adobe has paid [*] as Pre-Paid Royalties to Peerless in Milestone Payments representing payment though Milestone 11 in the Development Schedule. The two remaining PrePaid Royalty payments totaling [*] for Milestones 13 and 14 will be paid by Adobe to Peerless in four payments as follows:

     Payment        Amount   Task/Target Date
     -------        ------   ----------------

        1             [*]          [*]

        2             [*]          [*]

        3             [*]          [*]

        4             [*]          [*]

     Peerless agrees that Adobe will not be required to make Payments 1, 2, and 4 above until the task is complete. The Target Dates above reflect the current schedule.

     Engineering Fees
     ----------------

     In addition to the above Milestone Payments, Adobe will pay engineering fees to Peerless to cover Peerless' extended development expenses from [*]. Adobe will pay engineering fees to Peerless at the rate of [*] per hour up to a maximum of [*] per calendar quarter for up to two full

                      [*Confidential Treatment Requested]
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     time engineers. A first payment of [*] will be paid upon execution of this letter by Peerless accompanied by a statement verifying that Peerless will have had two full time engineers on the project during [*]. Thereafter, the engineering fees will be paid monthly at the end of the calendar month through [*]. Peerless will send an invoice to Marsha Dillon at Adobe with information indicating who worked on project and the number of hours worked per person. Peerless and Adobe agree to meet and discuss the possibility of payments beyond [*]if the project extends beyond the current target completion date of [*].

     Peerless and Adobe agree that all other terms and conditions of the original agreement remain the same.

     Best regards,


     Marsha Dillon
     Business Development Manager

     ACKNOWLEDGED AND AGREED TO ON BEHALF OF
     PEERLESS SYSTEMS CORPORATION


     BY:
        ------------------------------------

     PRINT NAME:  David R. Fournier
                ----------------------------

     TITLE:  V.P.  Sales
           ---------------------------------

     DATE:   8/5/94
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                      [*Confidential Treatment Requested]